                                                                 EXHIBIT 10.6(b)
                                                                 ---------------



                                 LOAN AGREEMENT

                                 BY AND BETWEEN
                  NEIL R. GORDON, TRUSTEE OF EKCO GROUP, INC.
                     EMPLOYEES' STOCK OWNERSHIP PLAN TRUST

                                      AND

                                EKCO GROUP, INC.

                                      AND

                               SHAWMUT BANK, N.A.


                                   $6,426,000
                                   ----------

                                   TERM LOAN
                                   ---------

                                  MAY 22, 1989
                                  ------------

                                 LOAN AGREEMENT
                                 --------------

        Neil R. Gordon, as trustee, under Trust Agreement - Ekco Group, Inc. Employees' Stock Ownership Plan dated January 1, 1989 (the "Borrower"), EKCO GROUP, INC., a Delaware corporation having its principal place of business at 98 Spit Brook Road, Suite 102, Nashua, New Hampshire, (the "Company"), and SHAWMUT BANK, N.A., national banking association organized under the laws of the United States and having an office at One Federal Street, Boston, Massachusetts 02211 (the "Bank"), hereby agree as follows:

                                   ARTICLE 1.
                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

        SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "ADMINISTRATOR" means the committee designated under the ESOP Plan to administer the ESOP Plan.

        "AFFILIATE" means singly and collectively the Company and any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" the Borrower if the Borrower possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the legal representative, successor or assign of any such Person.

        "AGREEMENT" means this loan agreement.

        "A.M." means a time from and including 12 o'clock midnight to and excluding 12 o'clock noon on any Business Day using Boston, Massachusetts time.

        "BANK" has the meaning assigned in the first paragraph of this Agreement.

        "BORROWED MONEY" means any obligation to repay money, any Indebtedness evidenced by notes, bonds, debentures, guaranties or similar obligations including without limitation the Loan, and any obligation under a conditional sale or other title retention agreement, the net aggregate rentals under any Capitalized Lease Obligation or any lease which is the substantial equivalent of the financing of the property so leased and any reimbursement obligation for any letter of credit.

        "BORROWER" has the meaning assigned in the first paragraph of this Agreement.


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
        "BUSINESS DAY" means any day on which banks in Boston, Massachusetts are not authorized or required to close.

        "CLOSING DATE" means the date on which all of the conditions precedent set forth in Section 3.1 of this Agreement have been satisfied and the Loan is made.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COLLATERAL" has the same meaning ascribed to that term in the Pledge and Security Agreement.

        "COMMERCIAL BASE RATE" means the rate of interest per annum announced from time to time by Bank as its "commercial base rate", such rate to be adjusted on the effective date of any change thereof by Bank, and which rate is not intended to be the lowest rate of interest charged by Bank to its borrowers.

        "COMMONLY CONTROLLED ENTITY" means a Person, whether or not incorporated, which is under common control with the Borrower within the meaning of section 414(b) or (c) of the Code.

        "COMPANY" has the meaning assigned in the first paragraph of this Agreement.

        "DEFAULT" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

        "DOLLARS" and the sign "$" mean lawful money of the United States of America.

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

        "ESOP" means the Ekco Group, Inc. Employees' Stock Ownership Plan as defined by the ESOP Plan and ESOP Trust Agreement.

        "ESOP PLAN" means the Ekco Group, Inc. Employees' Stock Ownership Plan dated January 1, 1989 and attached as Exhibit H.

        "ESOP TRUST AGREEMENT" means the Trust Agreement - Ekco Group, Inc. Employees' Stock Ownership Plan dated January 1, 1989 and attached as Exhibit I.

        "EVENTS OF DEFAULT" has the meaning assigned to that term in Section
6.1 of this Agreement.

        "EVENT OF INCLUSION" means the effective date of any event, action, law, amendment, regulation, judgement, decision, ruling, decree or otherwise, and whether by the Borrower, Company, Bank, government or judicial entity or otherwise that causes more than fifty percent (50%) of the interest paid or to


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
be paid to Bank on the Loan to be included in the gross income of Bank for any purpose of the Code as amended from time to time or any other applicable federal income tax law.

        "EXHIBIT" means, when followed by a letter, the exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

        "FINANCING DOCUMENTS" means, collectively, this Agreement, the Note, the Security Documents, and, as they may be amended or supplemented from time to time.

        "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

        "GUARANTY" means the guaranty of the Company substantially in the form of Exhibit B.

        "INDEBTEDNESS" means, for any Person, (i) all indebtedness or other obligations of said Person for Borrowed Money or for the deferred purchase price of property or services, (ii) all indebt edness or other obligations of any other Person ("Other Person") for Borrowed Money or for the deferred purchase price of property or services, the payment or collection of which said Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which said Person is liable, contingently or otherwise, including, without limita tion, liable by way of agreement to purchase or lease, to provide funds for payment, to supply funds to purchase, sell or lease property or services primarily to assure a creditor of such Other Person against loss or otherwise to invest in or make a loan to the Other Person, or otherwise to assure a creditor of such Other Person against loss, (iii) all indebtedness or other obligations of any Person for Borrowed Money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or other wise, to be secured by) any Lien upon or in any property owned by said Person, whether or not said Person has assumed or become liable for the payment of such indebtedness or obligations and (iv) all other liabilities or obligations of said Person which would, in accordance with GAAP, be classified as liabilities of such a Person for borrowed money.

        "INCLUSION RATE" means the rate per annum at which interest shall accrue on the Loan during an Event of Inclusion.

        "INVESTMENT" means any investment in any Person whether by means of a purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance or otherwise, but shall not include ordinary advances to employees for travel expenses, drawing accounts and similar expenditures made in the ordinary course of business.

        "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or other security agreement or preferential arrangement of any kind or nature whatsoever

(including without limitation any conditional sale or other title retention agreement and any Capitalized Lease Obligation) having substantially the same eco nomic effect as any of the foregoing and the filing of any financing statement under the applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

        "LOAN" means at any time the outstanding principal amount of Indebtedness owed to the Bank as evidenced by the Note.

        "MULTIEMPLOYER PLAN" means a multiemployer Plan as defined in Title IV of ERISA.

        "NOTE" means the Term Note of the Borrower payable to the order of the Bank and substantially in the form of Exhibit A.

        "ORIGINAL NOTE" means the note in a face amount of $6,489,000 dated February 28, 1989 evidencing the loan from Company to Borrower that qualifies as an exempt loan pursuant to Section 4975(d)(3) of the Code and Section 408 of ERISA.

        "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title 4 of ERISA.

        "P.M." means a time from and including 12 o'clock noon on any Business Day to the end of such Business Day using Boston, Massachusetts time.

        "PERSON" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

        "PLAN" means an employee benefit plan or other plan main tained for employees of the Borrower or any Commonly Controlled Entity and covered by Title IV of ERISA.

        "PLEDGE AND SECURITY AGREEMENT" means the document whereby Company pledges cash and cash equivalent investments to Bank as security for its obligations under the Guaranty and this Agreement, substantially in the form of Exhibit C.

        "REPORTABLE EVENT" shall have the meaning assigned to that term in Title IV of ERISA.

        "SECTION" means, when followed by a number, the section or subsection of this Agreement bearing that number.

        "SECURITY DOCUMENTS" means the Guaranty and Pledge and Security Agreement and all documents, instruments and agreements now or hereafter providing security for the Loan, for Borrower's or Company's obligations under the Financing Documents, and for any other Indebtedness of Borrower, Company or Subsidiaries to the Bank, all as executed, delivered to and accepted by the Bank on or prior to the Closing Date, as same may be amended from time to time pursuant to their terms.


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
        "SINGLE EMPLOYER PLAN" means any Plan which is not a Multi employer
Plan.

        "SUBSIDIARY" means any corporation, if any, of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such cor poration shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Company, or by the Company and/or one or more Subsidiaries or the management of which corporation are under control of the Company and/or any other Subsidiary, directly or indirectly through one or more Persons and any Person which, under GAAP, should at any time for financial reporting purposes be consol idated with the Company and/or any other Subsidiary.

        SECTION 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

        SECTION 1.3 OTHER TERMS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE 2.
                          AMOUNT AND TERMS OF THE LOAN

        Section 2.1  Principal.
        ----------------------

        Bank agrees, subject to the terms and conditions contained in this Agreement, to make a Loan to Borrower on or before the Closing Date in a principal amount equal to Six Million Four Hundred Twenty-six Thousand Dollars ($6,426,000). The Loan shall be evidenced by the Note, completed and duly executed by Borrower in accordance with this Agreement, and delivered to Bank on the Closing Date in accordance with ARTICLE 3 in an original principal amount equal to the amount of the Loan.

        Section 2.2  Interest.
        ---------------------

        2.2.1 RATE OPTIONS. Subject to the provision of this section, Borrower shall elect to have interest accrue on the outstanding principal balance in accordance with one of the following interst rate options:

        FIXED RATE OPTION. The rate per annum during the period that a Fixed Rate Option is in effect shall be equal to the amount agreed to by Bank and Borrower as specified in the Interest Option Election then in effect; and

        FLOATING RATE OPTION. The rate per annum during the period that the Floating Rate Option is in effect shall be equal to seventy-eight percent (78%) of the Commercial Base Rate.


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
        2.2.2 ACCRUAL Subject to and in accordance with the terms and conditions of this Agreement and the Note, interest shall accrue beginning on the Closing Date on the outstanding principal balance of the Loan at the rate per annum applicable to the Interest Option Election then in effect, provided, however, that interest shall accrue in accordance with the Floating Rate Option for any period(s) that a valid Interest Option Election is not in effect. Borrower shall pay interest in arrears on the Loan outstanding from time to time after the Closing Date monthly on the 15th day of each month commencing June 15, 1989.

        2.2.3 INTEREST OPTION ELECTION On the Closing Date and from time to time thereafter, Bank and Borrower shall execute an Interest Option Election in substantially the form of EXHIBIT D. Each Interest Option Election shall specify the option selected by Borrower, the agreed-upon rate if the Fixed Rate Option is selected, and the period for which such option shall remain in effect, provided, however, that the period for each Fixed Rate Option may not exceed five (5) years. Each Interest Option Election may specify agreed-upon penalties and/or premiums for prepayment of the Loan while a Fixed Rate Option is in effect. An Interest Option Election executed by Borrower and Bank and delivered to Bank shall be effective for the term specified therein unless Bank and Borrower consent otherwise, and shall govern accrual of interest in accordance with its terms. Upon expiration of the term specified in each Interest Option Election, Bank and Borrower may execute subsequent Interest Option Elections which shall govern accrual of interest as specified.

        2.2.4 RATE DURING EVENT OF INCLUSION Notwithstanding any provision of the Financing Documents to the contrary, upon the occurrence of and for the duration of any Event of Inclusion, interest shall accrue and be due and payable on the outstanding principal balance of the loan at a rate per annum sufficient to provide Bank at all times with an after-tax yield on the Loan equivalent to the after-tax yield on the Loan under the Floating Rate Option which it would have earned had the Event of Inclusion not occurred.

        Section 2.3  Repayment.
        ----------------------

        The Loan shall be repaid in two hundred forty (240) consecutive monthly installments of principal and interest accrued thereon, all such monthly installments to be due on the 15th day of each month, commencing with June 15, 1989. Installments due during the term specified in an effective Interest Option Election electing the Fixed Rate Option shall be equal in amount, and calculated on the assumption that the rate of interest then in effect shall continue for the duration of the Loan. Installments due during any period that the Floating Rate Option or the Inclusion Rate is in effect shall be in an amount calculated to provide for equal monthly payments on the assumption that the applicable rate of interest in effect for such period on the first day of the first month of such period shall continue for the duration of the Loan, provided, however, that the amount of any remaining installments for such period shall be recalculated pursuant to the foregoing whenever such applicable interest rate then in effect varies from the rate in effect on the first day of the preceding month. The final installment shall be in an amount equal to the amount applicable as specified above plus the then outstanding principal balance of the Loan, together with all interest, fees, charges,


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
costs and expenses accrued thereon. The amount of each such installment hereunder shall be applied first to interest accrued and the remainder to the then outstanding principal balance of the Loan. At least ten (10) days before the due date of each payment specified in this paragraph, Bank shall deposit in the U.S. mail postage prepaid a written notice addressed to Borrower indicating the amount and due date of such payment; provided, however, that Bank's failure to provide such notice shall not affect Borrower's unconditional obligations to repay in full the Loan and all interest, fees and other sums due in connection with this agreement and/or the Note.

        SECTION 2.4 COMPUTATION OF INTEREST AND FEES. Interest and fees due under this Agreement and under the Note shall be computed on the basis of a year consisting of twelve (12) months of thirty (30) days each.

        SECTION 2.5 INCREASED COSTS - CAPITAL. If, after the date hereof, the Bank shall have reasonably determined that the adoption of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of the Bank as a consequence of the obligations hereunder of the Bank to a level below that which the Bank could have achieved but for such adoption, change or compliance taking into consideration the policies of the Bank with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of the Bank was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by the Bank to be material, then the Borrower shall pay to the Bank from time to time as specified by the Bank such additional amounts as shall be sufficient to compensate the Bank for such reduced return, each such payment to be made by the Borrower within five (5) Business Days after each demand by the Bank. A certificate of one of the officers of the Bank setting forth the amount to be paid to the Bank hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, the Bank may use any reasonable averaging and attribution methods. The Bank will use its best efforts to inform the Borrower or any event occurring after the date hereof which will require payments to be made under this Section promptly after the Bank becomes aware of such event, but the failure of the Bank so to inform the Borrower shall not affect any of the obligations of the Borrower hereunder.

        SECTION 2.6 NOTATIONS. At the time of the making of the Loan evidenced by the Note and upon each payment or prepayment of principal, interest, fees and other sums due in connection with this Agreement or the Note, Bank shall enter upon its records an appropriate notation evidencing such Loan or such payment or prepayment. Failure to make any such notation shall not affect the Borrower's unconditional obligations to repay in full the Loan and all interest, fees and other sums due in connection with this Agreement and/or any of the Note, nor shall any such failure, standing alone, constitute grounds

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
for disproving a payment by the Borrower. Any such notations and the Bank's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, the Loan or the Note.

        SECTION 2.7 TIME AND PLACE OF PAYMENTS. All payments and prepayments of principal, fees, interest and any other amounts owed from time to time under this Agreement and/or the Note shall be made to the Bank at the address referred to in Section 8.8 in Dollars and in immediately available funds prior to 2:00 o'clock P.M. on the Business Day that such payment is due.

        SECTION 2.8 CHARGE AGAINST ACCOUNTS The Borrower hereby authorizes and instructs the Bank to charge against the Borrower's accounts, if any, with the Bank on each monthly payment date hereunder and under the Note an amount up to the principal, interest and fees due and payable to the Bank hereunder and under the Note and such charge shall be deemed payment hereunder and under the Note to the extent that immediately available funds are then in such accounts. The Borrower may revoke the foregoing instruction by written notice to the Bank given in accordance with this Agreement. In addition, the Borrower and Company hereby irrevocably authorize the Bank, if and to the extent payment of any amount due hereunder or under the Note is not made when due, to charge against the Borrower's or Company's accounts, with the Bank an amount equal to the amount thereof not paid when due. Any such payment or prepayment which is received by the Bank in Dollars and in immediately available funds after Bank's close of business on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day except that solely for the purpose of determining whether a Default has occurred under paragraph 6.1.1, any such payment or prepayment if received by the Bank prior to the close of the Bank's business on a Business Day shall be deemed received on such Business Day.

        SECTION 2.9 RIGHT OF SET OFF Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower or Company (any such notice being expressly waived by the Borrower and Company), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower or Company against any and all of the obligations of the Borrower and Company now or hereafter existing under this Agreement, the Note or the Security Documents irrespective of whether or not the Bank shall have made any demand and although such obligations may be unmatured. Bank agrees to promptly notify Borrower or Company, respectively, after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Section are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

        SECTION 2.10 UNCONDITIONAL OBLIGATIONS AND NO DEDUCTIONS. Borrower's and Company's obligation to make all payments provided for in this Agreement, the Note and the Security Documents shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist; provided, however, that the foregoing shall not apply to any withholding tax described in sections 1441, 1442 and 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to of any tax, levy, impose, duty, charge, fee, deduction or withholding that results from any noncompliance by Bank with any federal, state or foreign law or from any failure by Bank to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on Bank and would eliminate such tax, impose, duty, deduction or withholding; provided further, that if Borrower has made withholding payments to a proper taxing authority and Bank determines that it has received a tax credit on account thereof, Bank shall refund an amount equal to the amount of such tax credit to Borrower within fifteen (15) Business Days after filing of the tax return on which such credit was taken, but if any such tax credits are subsequently disallowed, Borrower, upon written notice from Bank, shall repay to Bank an amount equal to the amount of such disallowed tax credit(s). However, this Section shall not constitute a waiver of any claims Borrower may hereafter have at law against Bank.

        SECTION 2.11 PREPAYMENT AND CERTAIN PAYMENTS. All or any portion of the unpaid principal balance of the Loan may be prepaid without premium or penalty at any time while the Floating Rate Option or Inclusion Rate is in effect by a payment to Bank in immediately available Dollars by Borrower. Prepayment of all or any portion of the unpaid principal balance of the Loan may be made while the Fixed Rate Option is in effect by a payment to Bank in immediately available Dollars by Borrower, provided that Borrower pays to Bank at the time of such prepayment such premiums and/or penalties as specified in the Interest Option Election then in effect, or if no premiums or penalties are specified as determined by Bank in its sole discretion. Any premiums or penalties imposed by Bank pursuant to this section shall not be in excess of that amount necessary to provide Bank with an after-tax yield on the Loan for the period that such Fixed Rate Option was actually in effect equivalent to the after tax-yield Bank would have earned had payments been made pursuant to
SECTION 2.13 for the entire period that such Fixed Rate Option was scheduled to be in effect. All such payments and prepayments of the Loan shall be accompanied by the interest accrued on the principal amount being paid or prepaid through the date of payment or prepayment, and each such partial payment or prepayment of principal of the Loan, except in the event the outstanding principal balance of the Loan is less than $10,000, shall be in a principal amount of at least Ten Thousand Dollars ($10,000.00). Borrower may make payments pursuant to this section no more than twice each calendar year. Any prepayment of the Loan will be applied to installments thereof in the inverse order of maturity.

        SECTION 2.12 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment and of fees, if any, under this Agreement and under the Note.

        SECTION 2.13 USE OF PROCEEDS.  The Borrower shall use proceeds of the

Loan as allowed under Code Section 409(l) for the sole purpose of refinancing the loan from Company to Borrower evidenced by the Original Note, pursuant to the terms and conditions of this Agreement. It is intended that the transaction contemplated by this Agreement constitute an exempt loan pursuant to Section 4975(d)(3) of the Code and Section 408 of ERISA.

        Section 2.14 Security.
        ------------ --------

        The Loan will be secured by the Security Documents.

        Section 2.15 Purchase of Note.
        ------------ ----------------

        Upon written demand to Company, which may be made at any time in Bank's sole discretion, Company shall purchase from Bank the Note for an amount equal to the then outstanding principal balance of the Note plus unpaid accrued interest plus such other amounts due Bank pursuant to this Agreement (collectively, the "Note Purchase Price"). Within four (4) business days after delivery of such demand to Company, Company shall pay to Bank the Note Purchase Price. In addition to all other rights and remedies available to Bank, Company irrevocably authorizes Bank upon the demand contemplated by this section to liquidate any and all Collateral pursuant to section 6 of the Pledge and Security Agreement and to apply the proceeds of such collateral to the amount due Bank pursuant to this section. Upon Bank's receipt of the Note Purchase Price in full, Bank shall transfer to Company the Note without recourse and without warranties or representations, express or implied. Company shall purchase the Note despite the existence of claims or defenses or that the Note is overdue, has been dishonored or is in default, and shall have reason to know of any of the foregoing at the time of such purchase.

                                  ARTICLE 3.
                            CONDITIONS OF LENDING

        Section 3.1  Conditions Precedent to the Loan.
        -----------  --------------------------------

        The obligation of the Bank to make the Loan is subject to performance by the Borrower and Company of all of their obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incident to the transactions contemplated hereby or incidental to the Loan shall be satisfactory to counsel for the Bank and the Bank at its request shall have received before, or otherwise on, the Closing Date all of the following, each dated the Closing Date or another date acceptable to the Bank and each to be in the form and substance approved by the Bank:

        (3.1.1) FINANCING DOCUMENTS   The Financing Documents duly executed and
delivered, as appropriate, by the Borrower and/or Company;

        (3.1.2) PERFECTION OF SECURITY INTERESTS Evidence that Bank has legal, valid and perfected first priority security interests in all the Collateral.

        (3.1.3) LEGAL OPINION Favorable opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for Borrower and Company, substantially in the form of Exhibit F.
                             ---------

        (3.1.4) ADMINISTRATOR'S CERTIFICATE A certificate duly executed and delivered by the Administrator authorizing and approving such of the Financing Documents to which the Borrower is a party and other matters contemplated hereby and certifying as to the power, identity and signature of each person authorized to sign and deliver each Financing Document to be executed and delivered by or on behalf of the ESOP. The Bank may conclusively rely on such Administrator's certificate until the Bank shall receive a further certificate of the Administrator cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate

        (3.1.5) SECRETARY'S CERTIFICATE A certificate duly executed and delivered by the clerk or secretary of Company certifying as to the resolutions of the board of directors and/or shareholders of Company authorizing and approving such of the Financing Documents to which the Company is a party and other matters contemplated hereby and certifying as to the power, identity and signatures of each officer of Company authorized to sign and deliver each Financing Document to be executed and delivered by or on behalf of Company. Bank may conclusively rely on each such clerk's or secretary's certificate until Bank shall receive a further certificate of the clerk or secretary of Company cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

        (3.1.6) CLOSING CERTIFICATES Certificate executed and delivered by the President or Vice President of the Company stating that:

        (A) No Default or Event of Default has occurred and is continuing, or would result from the making of the Loan; and

        (B) From October 10, 1988 to the Closing Date there has been no material adverse change in the financial condition or operations of the Borrower, Company or any Subsidiary.

        Certificate executed and delivered by Borrower stating that no Default or Event of Default has occurred and is continuing, or would result from the making of the Loan.

        (3.1.7) CORPORATE STATUS Certificates of the Secretary of State and Department of Taxation of the State of Delaware (Tax Certificate), dated reasonably near the Closing Date, stating that Company is duly organized or qualified and in good standing as a corporation in such state and has paid all franchise and other taxes required to be filed or paid to the date of such certificate, except that the Tax Certificate may be provided within a reasonable time after the Closing Date if on the Closing Date Company delivers to the Bank a signed certificate from Company's accountant certifying the facts required in the Tax Certificate.

        (3.1.8) ESOP DOCUMENTS True copies of the ESOP Trust Agreement, ESOP Plan and such other documents, agreements, or instruments deemed necessary by Bank to establish the validity of Borrower.

        (3.1.9) EVIDENCE OF INDEBTEDNESS True copies of all documents, instruments and agreements evidencing Indebtedness of Borrower for Borrowed Money.

        (3.1.10) DISCHARGE OF INDEBTEDNESS True copies of all documents, instruments and agreements necessary to terminate, cancel or discharge as required by Bank those documents, instruments and agreements evidencing or securing certain existing Indebtedness for Borrowed Money of Borrower.

        (3.1.11) FINANCIAL STATEMENTS True copies of the financial statements and other information required pursuant to paragraph 4.2.5 and any revisions thereto and such other evidence as reasonably deemed necessary by Bank to establish Borrower's and Company's solvency, ability to pay debts generally as they mature and sufficiency of capital for an ongoing business.

        (3.1.12) OTHER INFORMATION Such other information about Borrower, Company and Subsidiaries, and/or their assets, business and/or financial condition as Bank may reasonably request.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

        SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER Borrower represent and warrant to Bank that, after giving effect to the Loan and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loan) as follows:

        4.1.1 VALIDITY OF THE ESOP. The ESOP Trust Agreement is valid, binding and enforceable under the laws of the State of Delaware. The Borrower is a duly organized and validly existing "employee stock ownership plan" as defined in Sections 133(c) and 4975(e)(7) of the Code, applicable Regulations and
Section 407(d)(6) of ERISA, and will obtain a favorable determination from the Internal Revenue Service that the ESOP is qualified under Code Section 401(a) within the time permitted by Code Section 401(b).

        4.1.2 AUTHORITY OF THE ESOP. The execution of this Agreement, the Note, the Financing Documents and other instruments and agreements in connection therewith are within the authority of Borrower and its Trustee, has been duly authorized by said Trustee and are not in violation of the terms of the ESOP Trust Agreement, and, except to such extent as shall have no practical adverse effect as determined by Bank in its sole discretion, are not in violation of any provision of applicable law. Borrower has not done and will not do anything with the proceeds of the Loan that would cause the Loan to be subject to tax imposed on prohibited transactions by Section 4975 of the Code or subject to excise tax.

        4.1.3 AUTHORIZATION AND ABSENCE OF DEFAULTS. The execution, delivery to the Bank and performance by the Borrower of the Financing Documents have been duly authorized by all necessary legal and governmental action and do not and will not, except to such extent as shall have no practical adverse effect as determined by Bank in its sole discretion, (i) require any consent or approval of the shareholders or board of directors of Company which has not been obtained, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any Affiliate (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Affiliate is or are a party or parties or by which it or they or its or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues other than Liens granted to Bank by the Security Documents. Except to the extent set forth in reports filed by Company with the Securities and Exchange Commission, Borrower has complied in all material respects with, and does not violate or contravene in any material respect, any provision of any applicable law, or any judgment, decree or order of any court or governmental or regulatory authority, bureau, agency or official applicable to the Borrower or the business or operations of the Borrower, and Borrower is not in violation of or in default under any provision of its charter documents or by-laws, or any provision of any contract, agreement or instrument (including, without limitation, any writing evidencing any indebtedness or any guaranty) to which the Borrower is a party or by which such person or any of its property is bound or effected, the violation of or contravention of or default under or in respect of which are reasonably likely to, individually or in the aggregate, materially adversely affect the financial position, business, operations or prospects of the Borrower.

        4.1.4 ACQUISITION OF CONSENTS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to Bank or performance by Borrower of any Financing Documents, except to such extent as shall have no practical adverse effect, as determined by Bank in its sole discretion.

        4.1.5 VALIDITY AND ENFORCEABILITY. Each of the Financing Documents when delivered and executed by Borrower hereunder will constitute, the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

        4.1.6 TAXES. Borrower has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof, except where failure to comply with this paragraph has no material adverse effect on the financial condition of Borrower.

        4.1.7 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of Borrower's representations or warranties set forth in this Agreement or in any document or certificate taken together with any related document or certificate furnished pursuant to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

        4.1.8 SOLVENCY, ETC. After giving effect to the consummation of the Loan to be made under this Agreement as of the time this representation and warranty is given Borrower will be able to pay its debts as they become due. Borrower will not be rendered insolvent within the meaning of Section 101(31) of the Bankruptcy Code of 1978, as amended, by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

        4.1.9 PRINCIPAL PLACE OF BUSINESS; BOOKS AND RECORDS. Borrower's principal place of business is located at Borrower's address set forth in
Section 8.8. All of Borrower's books and records are kept at its principal place of business.

        SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to the Bank that, after giving effect to the Loan and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans) as follows:

        4.2.1 ORGANIZATION AND EXISTENCE. Company is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority and full legal right to own or hold under lease its properties, conduct its business as now conducted and as proposed to be conducted, and to execute and deliver, and to perform all of its obligations under the Financing Documents.

        4.2.2 AUTHORIZATION AND ABSENCE OF DEFAULTS. The execution, delivery to the Bank and performance by Company of the Financing Documents have been duly authorized by all necessary corporate and governmental action and do not and will not, except as shall have no practical adverse effect as Bank shall determine in its sole discretion, (i) require any consent or approval of the shareholders or board of directors of Company which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Company, any Affiliate and/or any Subsidiary and/or the articles of incorporation or by-laws, where applicable, of Company (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Company, is a party or by which it or its or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues other than Liens granted to the Bank by the Security Documents. Except to the extent set forth in reports filed by Company with the Securities and Exchange Commission, Company has complied in all material respects with, and does not violate or contravene in any material respect, any provision of any applicable law, or any judgment, decree or order of any court or governmental or regulatory authority, bureau, agency or official applicable to the Company or the business or operations of the Company, and Company is not in violation of or in default under any provision of its charter documents or by-laws, or any provision of any contract, agreement or instrument (including, without limitation, any writing evidencing any indebtedness or any guaranty) to which the Company is a party or by which such person or any of its property is bound or effected, the violation of or contravention of or default under or in respect of which are reasonably likely to, individually or in the aggregate, materially adversely affect the financial position, business, operations or prospects of the Company.

        4.2.3 ACQUISITION OF CONSENTS. No authorization, consent, approval, license, exemption of or filing or registration with any person, court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Bank or performance by the Company of any Financing Documents, except as shall have no practical adverse effect as Bank shall determine in its sole discretion.

        4.2.4 VALIDITY AND ENFORCEABILITY. Each of the Financing Documents when delivered and executed by Company hereunder will constitute, the legal, valid and binding obligations of Company enforceable against Company in accordance with their respective terms.

        4.2.5 FINANCIAL INFORMATION. The following information with respect to Company has heretofore been furnished to the Bank: the consolidated balance sheets of Company and Subsidiaries as of January 1, 1989 together with consolidated statements of income and expenses, sources and uses of funds, retained earnings, paid-in capital, and surplus and changes in financial position for the fiscal year then ending, certified by Coopers & Lybrand, independent certified public accountants. Each of the financial statements referred to in this Section was prepared in accordance with GAAP applied on a consistent basis and presents fairly the financial condition of the Person being reported on at such dates and is complete and correct in all material respects. Since October 10, 1988, there has been no material adverse change in the financial condition or operations of Company or any of the Subsidiaries on a consolidated basis.

        4.2.6 NO LITIGATION. Except as set forth in Exhibit G, there is no litigation, at law or in equity, or any proceeding before any Federal, state, or municipal board or other governmental or administrative agency pending or, to the knowledge of the Company, threatened, or any basis therefore, which involves a material risk of judgment or liability not fully covered by insurance which may result, either individually or in the aggregate, in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Company, and no judgment, decree, or order of any Federal, state, or municipal court, board or other governmental or administrative agency has been issued against the Company which has or may have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company.

        4.2.7 REGULATION U. After applying the proceeds of the Loan, margin stock (as defined in Regulation U constitutes less than 25% of those assets of company and of Borrower which are subject to any restrictions on sale, pledge or other disposition while the Loan remains outstanding.

        4.2.8 ABSENCE OF ADVERSE AGREEMENTS. Company is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate restriction which would have a practical adverse effect as Bank shall determine in its sole discretion on the business, properties, assets, operations or condition, financial or otherwise, of Company or on the ability of Company to carry out its obligations under the Financing Documents.

        4.2.9 TAXES. Company has filed all tax returns (federal, state and local) required to be filed by it and has paid, or made adequate, provisions for the payment of, all taxes which have or may become due pursuant to said returns, for which the failure to file or pay would have a material adverse effect upon Company.

        4.2.10 ERISA. Company and any Commonly Controlled Entity do not maintain or contribute to any Single Employer Plan which is not in substantial compliance with ERISA, as amended, or which has incurred any accumulated funding deficiency within the meaning of section 412 and 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under section 412 of the Code. Company and any Commonly Controlled Entity have not incurred any liability to the PBGC in connection with any Plan covering any employees of Company or any Commonly Controlled Entity in amount exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate or ceased operations at any facility or withdrawn from any Plan in a manner which could subject any of them to liability under section 4062(e), 4063 or 4064 of ERISA in amount exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate, and know of no facts or circumstance which might give rise to any liability of Company or any Commonly Controlled Entity to the PBGC under Title IV of ERISA in amount exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate. Company and any Commonly Controlled Entity have not incurred any withdrawal liability in amount exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate (including but not limited to any contingent or secondary withdrawal liability) within the meaning of sections 4201 and 4202 of ERISA, to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan in amount exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate.

        Full payment has been made of all amounts which Company and any Commonly Controlled Entity are required to have paid as contributions to any Plan under applicable law or under any Plan or any agreement relating to any Plan to which Company or any Commonly Controlled Entity is a party. Company and each Commonly Controlled Entity have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Plan or related agreements.

        Neither Company nor any Commonly Controlled Entity has any knowledge, or reason to believe, that a Reportable Event has occurred with respect to any Plan which could result in a liability or liabilities of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or more in the aggregate.

        4.2.11 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of Company's representations or warranties set forth in this Agreement or in any document or certificate taken together with any related document or certificate furnished pursuant to this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

        4.2.12 SOLVENCY, ETC. After giving effect to the consummation of the Loan to be made under this Agreement as of the time this representation and warranty is given (a) Company will be able to pay its debts as they become due,
(b) Company will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) the Company will own property having a value both at fair valuation and at fair saleable value in the ordinary course of its business greater than the amount required to pay its Obligations, including for this purpose unliquidated and disputed claims. Company will not be rendered insolvent within the meaning of Section 101(31) of the Bankruptcy Code of 1978, as amended, by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

        4.2.13  LICENSES, REGISTRATIONS, COMPLIANCE WITH LAWS, ETC.
Company has all permits, governmental licenses, registrations and approvals, material to carrying out its businesses as presently conducted and as required by law or the rules and regulations of any federal, foreign governmental, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over Company including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission and analogous and related state and foreign agencies. Except as previously disclosed to the Bank in writing, there is no material violation or failure of compliance or allegation of such violation or failure of compliance known to Company on the part of Company or any Subsidiaries with any of the foregoing permits, licenses, registrations, approvals, rules or regulations and there is no material action, proceeding or investigation pending or to the knowledge of Company threatened nor has Company received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval.

        4.2.14 PRINCIPAL PLACE OF BUSINESS; BOOKS AND RECORDS. Company's principal place of business is located at Company's address set forth in
Section 8.8. All of Company's books and records are kept at its principal place of business.

        4.2.15  SUBSIDIARIES.  All Subsidiaries of Company are listed on
Exhibit J.

                                   ARTICLE 5.
                       COVENANTS OF BORROWER AND COMPANY

        SECTION 5.1  AFFIRMATIVE COVENANTS OF THE BORROWER AND COMPANY OTHER

THAN REPORTING REQUIREMENTS. From the date hereof and thereafter for so long as Borrower or Company is indebted to the Bank under any of the Financing Documents, Borrower and Company will with respect to themselves unless noted otherwise below, and unless the Bank shall otherwise consent in writing:

        5.1.1 PAYMENT OF TAXES, ETC. Duly pay and discharge, or cause to paid and discharged, when the same shall become due and payable, all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income and profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law become a lien or charge upon any of its properties; provided, however, that the Company shall not be required to make any such payment at any time while it shall be contested in good faith by appropriate actions its obligations to do so if it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto, all determined in accordance with generally accepted accounting principles.

        5.1.2 OTHER OBLIGATIONS. Except as otherwise required by this Agreement, pay, perform, discharge and fulfill all of its obligations, liabilities and covenants under each material document, instrument or agreement to which it is a party, except when the amount or validity thereof is currently being contested in good faith by appropriate actions.

        5.1.3 PRESERVATION OF EXISTENCE, ETC. Maintain its corporate existence and comply in all material respects with all valid and applicable statutes, rules and regulations.

        5.1.4 ESOP COMPLIANCE. Keep in force and effect the ESOP Trust Agreement and continually satisfy the requirements for (i) qualification under
Section 401(a) of the Code, (ii) tax exempt status of the ESOP under Section 501(a) of the Code and any Treasury regulations now or hereafter in effect,
(iii) treatment of the ESOP Plan as a qualified employee stock ownership plan under Section 4975(e)(7) of the Code, (iv) exemption of the loan under Section 4975(d)(3) of the Code from the prohibited transaction tax imposed by Section 4975(a) of the Code, (v) exemption from the prohibited transaction provisions of Section 406(b) of ERISA and (vi) qualification of the Loan as a Securities Acquisition Loan within the meaning of Code Section 133.

        5.1.5 CONTRIBUTION TO ESOP. With respect to Company only, contribute or cause to be contributed to Borrower such amounts as are necessary for Borrower to repay the Note in accordance with its terms.

        5.1.6 ACCOUNTING SYSTEM AND RECORDS. Maintain a standard system of accounting and adequate records and books of account, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over Borrower, Company or Subsidiary, reflecting all financial transactions.

        5.1.7 MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its material properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

        5.1.8 PREVENTION. Prevent the proceeds of the Loan from being used for any purpose other than that permitted herein.

        SECTION 5.2 NEGATIVE COVENANTS OF BORROWER AND COMPANY. From the date hereof and thereafter for so long as Borrower or Company is indebted to Bank under any of the Financing Documents, neither Borrower nor Company will with respect to themselves, and without the prior written consent of Bank:

        5.2.1 DISSOLUTION, ETC. With less than thirty (30) days written notice to Bank, dissolve, liquidate, terminate, wind up, or merge or consolidate with another Person or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial part of its assets or interests in real property (whether now owned or hereafter acquired).

        5.2.2 INDEBTEDNESS. With respect to Borrower only and with less than fifteen (15) days written notice to Bank, incur, create, become or be liable directly or indirectly in any manner with respect to or permit to exist any Indebtedness except: (a) Indebtedness under the Financing Documents; and (b) Indebtedness described in the financial statements or other information provided to Bank and existing on the Closing Date; provided that such Indebtedness is paid in accordance with its stated terms without renewal, extension or modification.

        5.2.3 INDEBTEDNESS OF OTHER PERSONS. With respect to Borrower only, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation or Indebtedness of any other person.

        5.2.4 PAYMENT OR PREPAYMENT OF OTHER LOANS. With respect to Borrower only and with less than thirty (30) days written notice to Bank, make any payment or prepayment of any principal of or interest on or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment of principal or deposit for the purpose of any of the foregoing, except payments in connection with the Original Note.

        5.2.5 COMPLIANCE WITH ERISA. With respect to Company and any Commonly Controlled Entity only and with less than thirty (30) days written notice to Bank, (a) terminate, or cease to have an obligation to contribute to, any Multiemployer Plan so as to result in any material liability of the Company or any Commonly Controlled Entity to PBGC or to any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in section 4975 of the Code) involving any Plan which would result in a material liability of the Borrower or any Commonly Controlled Entity for an excise tax or civil penalty in connection therewith, (c) except for any deficiency caused by a waiver of the minimum funding requirement under section 412 of the Code, as described above, incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA and sections 412 and/or 418 of the Code) of the Company or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, (d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, same continues unremedied for ten (10) days after notice of such Reportable Event pursuant to section 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Banks any of the foregoing is likely to result in a material liability of the Company or any Commonly Controlled Entity. The assets held under these Plans being sufficient to protect all accrued benefits, (e) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Company or any Commonly Controlled Entity to PBGC by reason of termination of any such Plan or (f) cause or permit any Plan maintained by Company and/or any Commonly Controlled Entity to be out of compliance with ERISA. For purposes of this section "material liability" shall be deemed to mean any liability of Fifty Thousand and 00/100 Dollars ($50,000.00) or more in the aggregate.

        SECTION 5.3 REPORTING REQUIREMENTS. From the date hereof and thereafter for as long as Borrower or Company is indebted to Bank under any of the Financing Documents, Borrower and Company will, unless the Bank shall otherwise consent in writing, furnish or cause to be furnished to the Bank:

        5.3.1 as soon as possible after, and in any event within one Banking Day after an officer of Borrower or Company, as the case may be, acquires knowledge of an Event of Default or Default, the written statement of the Borrower or of an officer of the Company setting forth details of such Event of Default or Default and the action which the Borrower or Company proposes to take with respect thereto;

        5.3.2 at the end of each fiscal year of Company, a certificate executed by Borrower and a certificate executed by an officer of Company which shall contain a statement in the form of EXHIBIT E to the effect that no Event of Default or Default has occurred, without having been waived in writing or if there shall have been an Event of Default or Default not previously waived in writing pursuant to the provisions hereof, such certificate shall disclose the nature thereof;

        5.3.3 with respect to Company only, promptly after the same are sent, copies of all financial reports which the Company sends to its stockholders or national securities exchange and promptly after the same are filed, copies of all financial statements, forms and reports submitted to or filed with the Securities and Exchange Commission or successor governmental authority;

        5.3.4 promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commissions, board, bureau, agency or instrumentality, domestic or foreign, known to Company and affecting Borrower, Company or any Subsidiary;

        5.3.5 such other material information respecting the business, properties or the condition or operations, financial or otherwise, of Borrower, Company or any Subsidiaries as Bank may from time to time reasonably request;

        5.3.6 prompt written notice of any material adverse change in Borrower's, Company's or any Subsidiary's condition, financial or otherwise, and an explanation thereof and of the actions Borrower, Company or such Subsidiary propose to take with respect thereto;

        5.3.7 within 30 days after execution, copies of all documents that amend, modify or delete any term or provision of the ESOP Trust Agreement or ESOP Plan, or that materially affect the validity of the ESOP; and

        5.3.8 written notice of the following events, as soon as possible and in any event within fifteen (15) days after an officer of Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC, Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Plan and in addition to such notice, deliver to the Lender whichever of the following may be applicable: (a) a certificate executed by an officer of Company setting forth details as to such Reportable Event and the action that Company or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

                                   ARTICLE 6.
                               EVENTS OF DEFAULT

        SECTION 6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events ("Events of Default") shall constitute the default of Borrower and Company under each of the Financing Documents:

        6.1.1 if Borrower or Company shall fail to make due and punctual payment of any principal, fees, interest and/or other amounts payable under this Agreement, as provided in the Note and/or under any Financing Document whether at the date due or at a date fixed for prepayment or when due by acceleration, and such failure shall have continued for more than five (5) days;

        6.1.2 if Borrower, Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall admit in writing its or their inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the ap pointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

        6.1.3  to the extent not described in Section 6.1.2, (i) if the

Borrower, Company or any Subsidiary shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this Section, such proceeding or appointment shall not be an Event of Default if Borrower, Company or the Subsidiary in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within sixty (60) days after commencement thereof; or

        6.1.4 if final judgment or judgments after all appeals of right have been exhausted aggregating more than One Million Dollars ($1,000,000) shall be rendered against the Borrower, Company or any Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof; or

        6.1.5 if Borrower, Company or any Subsidiary shall default (after giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Indebtedness exceeding in the aggregate One Million Dollars ($1,000,000), or if any default shall have occurred and be continuing after any applicable grace period under any mortgage, note or other agreement evidencing, securing or providing for the creation of such Indebtedness exceeding in the aggregate One Million Dollars ($1,000,000), which results in the acceleration of such Indebtedness;

        6.1.6 in addition to the provisions of PARAGRAPH 6.1.1, if there shall be any default in the performance of any obligation, covenant or condition contained in this Agreement, or in any of the Financing Documents or other agreements securing payment of the Note or payment of any obligations or Indebtedness to be observed or performed pursuant to the terms of the Financing Documents, as the case may be, and such default shall not be remedied or cured to Bank's satisfaction within thirty (30) Business Days;

        6.1.7 if any of the representations and warranties made or deemed made by Borrower or Company to Bank pursuant to this Agreement proves to have been false or misleading in any material respect when made and continues to be material at the time of such default;

        6.1.8 if there shall be any attachment of any deposits or other property of Borrower, Company or any Subsidiary in the possession of Bank or any attachment of any other property of Borrower, Company or any Subsidiary in an amount exceeding One Million Dollars ($1,000,000), which shall not be discharged within thirty (30) days of the date of such attachment; or

        6.1.9 if any certification of the financial statements, furnished to the Bank pursuant to Section 5.3, shall contain any qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with gen erally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered neces sary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial state ments were prepared in accordance with GAAP and (iii) such quali fication does not involve the "going concern" status of the entity being reported upon.

                                   ARTICLE 7.
                                REMEDIES OF BANK

        7.1 GENERALLY Upon the occurrence of any one or more Events of Default the Bank may at any time thereafter declare the obligation of the Bank to make the Loan to be terminated, whereupon the same shall forthwith terminate, and the Bank may at any time thereafter, by notice to the Borrower or Company, declare i) the entire unpaid principal amount of the Note, ii) all fees and interest accrued and unpaid thereon, iii) all amounts under any of the other Financing Documents, and iv) any and all other Indebtedness hereunder to be immediately due and payable, whereupon the unpaid principal of the Note, all such accrued fees and interest and other such amounts and Indebtedness shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and Company; provided, however that in the event that an assignee or holder of the Note shall be a "Party in Interest" as defined in Section 3(14) of ERISA, the Bank shall have no right to accelerate the due date of unpaid principal on the Note, fees or interest accrued thereon; and provided further that upon the occurrence of an Event of Default under PARAGRAPHS 6.1.2, 6.1.3 or 6.1.7, the unpaid principal of the Note, all fees and interest accrued and unpaid thereon and other amounts under any of the other Financing Documents and any and all other such Indebtedness of Borrower and Company to Bank shall thereupon be due and payable in full without any need for Bank to make any such declaration or take any action and Bank's obligation to make the Loan shall simultaneously terminate automatically.

        7.2 LIMITED RECOURSE Notwithstanding anything to the contrary contained in the Financing Documents, upon the occurrence of any Event of Default, Bank's recourse with respect to assets of Borrower for satisfaction of Borrower's indebtedness and obligations incurred hereunder and under the Note shall be limited only to the extent required under ERISA. The foregoing limitations shall not be construed to affect in any way the rights and power of Bank to realize upon the Collateral and to exercise its other rights and and remedies specifically conferred by any of the Financing Documents upon the occurrence of an Event of Default. Nothing contained in this section shall be deemed to modify, diminish, terminate, limit or affect in any way the liability of Company under the Financing Documents which the parties intend shall at all times constitute absolute, unconditional and irrevocable obligations of the parties thereto including, without limitation, an absolute, unconditional and irrevocable guaranty of payment of the full unpaid balance of all principal, interest and other obligations and indebtedness of Borrower under this Agreement and the Note.

                                   ARTICLE 8.
                                 MISCELLANEOUS

        Section 8.1  Consent to Jurisdiction and Service of Process.
        -----------  ----------------------------------------------

        8.1.1 Except to the extent prohibited by applicable law, Borrower and Company irrevocably:

                8.1.1.1 agree that any suit, action, or other legal proceeding arising out of this Agreement, the Loan or the Financing Documents may be brought in the courts of record of the Commonwealth of Massachusetts or the courts of the United States located in the Commonwealth of Massachusetts;

                8.1.1.2 consent to the jurisdiction of each such court in any such suit, action or proceeding; and

                8.1.1.3 waive any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

        For such time as any of the Indebtedness of the Borrower or Company to Bank shall be unpaid in whole or in part, Borrower and Company irrevocably designates the Secretary of State of New Hampshire as their agent to accept and acknowledge on their behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that, provided Bank has first made reasonable efforts to serve Borrower or Company at its business address in Nashua, New Hampshire, any such service of process upon such agent and written notice of such service to Borrower or Company by registered or certified mail shall be taken and held to be valid personal service upon Borrower and Company regardless of where Borrower or Company shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by certified or registered mail to Borrower or Company at its address set forth in this Agreement and to Borrower's Counsel at its address set forth in Section 8.08.

        Section 8.2  Indemnification.
        -----------  ---------------

        The rates of interest specified in Section 2.2 prior to an Event of Inclusion has been agreed upon by Borrower and Bank based upon the following assumptions: 1) that through and including the scheduled maturity date of the Note fifty percent (50%) of the amount of interest received by Bank on the loan shall be exempt from Federal income tax under the Code Section 133; and 2) Bank shall not be liable for tax on prohibited transactions imposed by Section 4975 of the Code. If for any reason, including but not limited to reasons identified in the definition of Event of Inclusion, at any time, whether before or after maturity of the Note, the assumption set forth above shall fail or become inaccurate, Borrower (A) shall indemnify Bank and pay to

Bank upon demand such additional sums as are necessary to make Bank whole and to compensate Bank so that Bank's after-Federal tax yield on the loan shall be equivalent to the after-Federal tax yield which it would have earned had such assumptions not failed or become inaccurate (provided, however, that in no event shall such sums exceed an amount which, when added to the rate of interest paid or payable under Section 2.2 hereof, would cause the effective rate paid by Borrower hereunder during period in which such rate of interest under Section 2.02 hereof was in effect to exceed an annual rate in excess of Commercial Base Rate plus one-half of one percent (1/2%)), and (B) shall indemnify Bank and pay to Bank all taxes, interest and penalties incurred by Bank or assessed by the Internal Revenue Service or any state or local taxing authority arising as a result of the failure or inaccuracy of any of the assumptions set forth herein. Further, in the event that Borrower fails to indemnify Bank within thirty 30 days after notice of any such assessment or deficiency, Borrower hereby covenants and agrees to indemnify Bank and hold Bank harmless from and against any liability or damage which Bank may incur as a result of contesting any such assessment or deficiency and to pay Bank on demand amounts equal to all cost and expenses which the Bank may incur in connection with contesting any such assessment or deficiency, including reasonable attorneys' and accountants' fees and disbursements, and interest and penalties payable as a result thereof.

        SECTION 8.3 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to Bank in this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 8.4 INTEREST ON DELINQUENT PAYMENTS. Interest at the rate of Commercial Base Rate plus two percent (2%) per annum shall accrue and be payable on demand on all amounts payable to Bank pursuant to the Financing Documents that are not paid by the date due from such due date until such amount is paid.

        SECTION 8.5 DELAY OR OMISSION NOT WAIVER. No delay in exercising or failure to exercise by Bank any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to Bank may be exercised from time to time, and as often as may be deemed expedient, by the Bank.

        SECTION 8.6 WAIVER OF STAY OR EXTENSION LAWS. Borrower and Company covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and Borrower and Company (to the extent that they may lawfully do so) hereby expressly waive all benefit and advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to Bank, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 8.7 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of the Financing Documents, other than the ESOP Plan or ESOP Trust Agreement, nor consent to any departure by Borrower or Company therefrom shall be effective unless the same shall be in a written notice given by a duly authorized officer of Bank.

        SECTION 8.8 ADDRESSES FOR NOTICES, ETC. All notices, re quests, demands and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telegraphic, telexed or telecopied communication) and mailed, telegraphed, telexed, tele copied or delivered to the applicable party as indicated below:

             If to Borrower or Company

                        Ekco Group, Inc.
                        98 Spit Brook Road, Suite 102
                        Nashua, New Hampshire  03062
                        Attention:  Neil Gordon
                        Telecopy:  (603) 888-1427

             With copies to:

                        Mintz, Levin, Cohn, Ferris, Glovsky
                          and Popeo, P.C.
                        One Financial Center
                        Boston, MA 02111
                        Attention:  George L. Chimento, Esq.
                        Telecopy:  (617) 542-2241

             If to Bank:

                        Shawmut Bank, N.A.
                        One Federal Street
                        Boston, Massachusetts 02211
                        Attention:  David A. Splaine
                        Telecopy:  (617)292-4417

             With a copy to:

                        Hinckley, Allen, Snyder & Comen
                        One Financial Center
                        Boston, MA  02108
                        Attention:  Frederick P. McClure, Esq.
                        Telex:  952039 HATS PVD-UD
                        Telecopy:  (617) 345-9020

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Requests, certificates, items provided pursuant to Section 5.3, and other routine mailings or notices need not be accompanied by a copy to legal counsel for the Banks or the Borrower.

        SECTION 8.9 COSTS, EXPENSES AND TAXES. Regardless of whether the Loan is made, Borrower and Company agree to pay the reasonable fees and out-of-pocket expenses of Messrs. Hinckley, Allen, Snyder & Comen, counsel for the Bank in connection with the preparation, execution, delivery, amendment and administration of the Financing Documents and the Loan. Borrower agrees to pay on demand all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by Bank, upon or after an Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers, or consents with respect thereto. In addition, Borrower shall pay on demand any and all costs, expenses and fees payable or determined to be payable in connection with the commitment, execution and delivery of the Financing Documents, including, but not limited to, revenue, stamp and other taxes and fees, title insurance premiums and costs, recording fees, appraisal fees, and surety fees, and agrees to save Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs, expenses, taxes and fees.

        SECTION 8.10 PARTICIPATIONS. Bank may sell participations in all or part of the Loan made by it or any other interest herein, in which event the participant shall not have any rights under any Financing Document (the participant's rights against Bank in respect of that participation to be those set forth in the agreement executed by Bank in favor of the participant relating thereto) and all amounts payable by Borrower or Company hereunder or thereunder shall be determined as if the Bank had not sold such participation. Bank may furnish any information concerning Bank, Borrower, Company and any Subsidiary in the possession of Bank from time to time to participants (including prospective participants), provided that such participants or prospective participants agree to keep confidential any information provided by Bank pursuant to this paragraph. Bank shall not disclose information concerning Borrower, Company or any Subsidiary to a prospective participant or participant until five (5) days have elapsed after depositing postage-prepaid in the U.S. mail written notice to Company of such disclosure.

        SECTION 8.11 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower, Company and Bank and their respective successors and assigns, except that neither Borrower nor Company shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank. This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loan, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other Indebtedness of the Borrower or Company to the Bank remains unpaid; provided, however, that Section 8.2 shall survive and remain in full force and effect after repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

        SECTION 8.12 ACTUAL KNOWLEDGE. For purposes of this Agreement, Bank shall not be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for Borrower's and Company's account established pursuant to this Agreement at Bank, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by Bank in accordance with Section 8.8.

        SECTION 8.13 GOVERNING LAW. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

        SECTION 8.14 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any juris diction shall, as to such jurisdiction, be ineffective to the ex tent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or en forceability of such provision in any other jurisdiction.

        SECTION 8.15 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        SECTION 8.16 COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts each of which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the 22nd day of May, 1989.

In the presence of:

/S/ ROBERT STEIN                        /S/ NEIL R. GORDON
----------------------------            ------------------------------
                                        Neil R. Gordon, as Trustee

In the presence of:                     EKCO GROUP, INC.

/S/ NEIL R. GORDON                      /S/ ROBERT STEIN
----------------------------            ------------------------------
Robert Stein, President

In the presence of:                     SHAWMUT BANK N.A.

/S/JAMES JUDD                           By: /S/ DAVID A. SPLAINE
----------------------------            ------------------------------
                                        Its: Vice President